EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

Name:      William W. Singleton

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Argonaut Group, Inc. (AGII)

Date of Earliest Transaction Required

 to be Reported    July 13, 2007

07/16/07 4:29 PM  Draft

07/16/07 4:29 PM  Draft